UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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ADEPT TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADEPT TECHNOLOGY, INC.

3011 Triad Drive

Livermore, California 94551

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 7, 2008

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Adept Technology, Inc., a Delaware corporation, will be held on Friday, November 7, 2008 at 8:00 a.m. local time, at Hilton Pleasanton at the Club, Executive Boardroom, 7050 Johnson Drive, Pleasanton, California 94588, for the following purposes:

1. To elect six directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2. To approve the adoption of the Adept Technology, Inc. 2008 Employee Stock Purchase Plan;

3. To ratify the selection of Armanino McKenna LLP to serve as the independent auditors of Adept for its fiscal year ending June 30, 2009; and

4. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

Whether or not you plan to attend the meeting, please vote as soon as possible.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on September 19, 2008 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

By Order of the Board of Directors of Adept Technology, Inc.

Lisa M. Cummins
Corporate Secretary

Livermore, California

September 24, 2008

YOUR VOTE IS IMPORTANT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. TO ASSURE YOUR REPRESENTATION AT THE MEETING WHETHER OR NOT YOU ATTEND, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE. IF YOU CHOSE TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ADEPT TECHNOLOGY, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Adept Technology, Inc., a Delaware corporation, which is referred to in this proxy statement as Adept, for use at the annual meeting of stockholders to be held Friday, November 7, 2008 at 8:00 a.m. local time, or at any adjournment or postponement of the annual meeting, for the purposes specified in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at Hilton Pleasanton at The Club, Executive Boardroom, 7050 Johnson Drive, Pleasanton, California 94588. The telephone number at that location is (925) 737-5622.

When proxies are properly voted, whether as instructed in the Notice of Internet Availability of Proxy Materials or by dating, executing and returning a paper proxy, the shares they represent will be voted at the annual meeting according to the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

•	for the election of the six nominees for directors listed in this proxy statement to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

•	to approve the adoption of the Adept Technology, Inc. 2008 Employee Stock Purchase Plan;

•	to ratify the selection of Armanino McKenna LLP to serve as the independent auditors of Adept for its fiscal year ending June 30, 2009; and

•

at the discretion of the proxy holders, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

These proxy solicitation materials are available at www.proxyvote.com on or about September 24, 2008 to all stockholders entitled to vote at the annual meeting. A copy of Adept's Annual Report to Stockholders on Form 10-K will be made available at www.proxyvote.com concurrently with these proxy solicitation materials.

Internet Availability of Proxy Materials

Pursuant to the new rules recently adopted by the Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, Adept is now furnishing proxy materials to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. Adept believes that this new process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. On or about September 24, 2008, Adept mailed to each stockholder (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this proxy statement and Adept’s Annual Report to Stockholders on Form 10-K, on the Internet and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of Adept’s proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Record Date and Shares Outstanding

Stockholders of record at the close of business on September 19, 2008, referred to in this proxy statement as the record date, are entitled to notice of and to vote at the annual meeting. As of the record date, 8,136,546 shares of Adept's common stock, $0.001 par value, were issued and outstanding.

Revocability of Proxies

Whether the proxy is submitted via the Internet, by telephone or by mail, any proxy given as a result of this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Adept a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, be sufficient to revoke a proxy.

Voting and Quorum; Vote Required

Each holder of common stock is entitled to one vote for each share of common stock held by that stockholder on the record date.

Stockholders of record have three options for submitting their vote prior to the annual meeting: (i) vote via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, (ii) vote via telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or (iii) complete, sign, date and mail in a paper proxy card in a pre-addressed envelope, which you can request as outlined in the Notice of Internet Availability of Proxy Materials.

If a stockholder attends the annual meeting, he or she may also submit his or her vote in person, and any votes that were previously submitted—whether via the Internet, by telephone or by mail—will be superseded by the vote that is cast at the annual meeting. Whether the proxy is submitted via the Internet, by telephone or by mail, if it is properly completed and submitted and if it is not revoked prior to the annual meeting, the shares will be voted at the annual meeting in the manner set forth in this proxy statement or as otherwise specified by the stockholder.

The election of directors at the annual meeting requires the affirmative vote of a plurality of the votes cast at the annual meeting. That is, if there were more than the six nominees currently proposed for election to the Board, which we do not expect, the six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected directors.

Each other item to be voted on at the annual meeting, including the proposal regarding the 2008 Employee Stock Purchase Plan, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

A quorum comprising the holders of a majority of the outstanding shares of common stock entitled to vote on the record date must be present or represented by proxy to transact business at the annual meeting. If the persons present or represented by proxy constitute less than a majority of the outstanding stock as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

Broker non-votes and abstentions will be counted as present for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast regarding any particular proposal except as specifically discussed in this paragraph. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. The proposal to adopt the 2008 Employee Stock Purchase Plan (Proposal Two) and the proposal to ratify Armanino McKenna LLP as our independent auditors (Proposal Three) must be approved by a majority of the shares cast, provided that the total votes cast in favor represents at least a majority of the quorum required for the meeting. As a result, broker non-votes generally have no effect and abstentions, which are treated as shares present or represented and voting, will count as a vote against on Proposals Two and Three.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. The proposals to be voted upon at the annual meeting are considered to be routine matters, including the election of directors (Proposal One) and the ratification of independent auditors (Proposal Three), and non-routine matters, including the adoption of the 2008 Employee Stock Purchase Plan (Proposal Two).

Recommendations of the Board of Directors

Adept’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal One); FOR the adoption of Adept’s 2008 Employee Stock Purchase Plan (Proposal Two); and FOR the ratification of the selection of Armanino McKenna LLP as Adept's independent auditors for the fiscal year ending June 30, 2009 (Proposal Three).

Solicitation of Proxies

The cost of this solicitation will be borne by Adept, which is making this solicitation on our own behalf. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to the beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone or facsimile.

Stockholders Sharing the Same Last Name and Address

Adept has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission, referred to in this proxy statement as the SEC, for certain beneficial owners of our common stock. In accordance with this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials or, if applicable, a paper copy of the annual report and proxy statement, to certain stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure is designed to reduce duplicate mailing and save significant printing and postage costs as well as natural resources. Stockholders who participate in householding will continue to be able to execute separate proxies.

If you received a householded mailing this year and you would like to have additional copies of our Notice of Internet Availability of Proxy Materials or, if applicable, additional copies of our annual report and/or proxy statement, mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Adept’s Corporate Secretary in writing at 3011 Triad Drive, Livermore, California 94551, or call Adept at (925) 245-3400. Adept will deliver a separate copy of the Notice of Internet Availability of Proxy

Materials or, if applicable, the annual report and/or proxy statement to you promptly upon receipt of your request. You may also contact us at the address and phone number above if you received multiple copies of the Notice of Internet Availability of Proxy Materials or, if applicable, annual meeting materials and would prefer to receive a single copy in the future.

Copies of our Annual Report on Form 10-K

In addition to being available at www.proxyvote.com, copies of our Annual Report on Form 10-K are also available free of charge both on our website at www.adept.com and by request. You may also request a 10-K by calling Adept Technology at (925) 245-3400, emailing us at investor.relations@adept.com or writing to us at Adept Technology, Inc., 3011 Triad Drive, Livermore, California 94551, Attention: Investor Relations.

Stockholder Proposals and Nominations

For business to be conducted or nominations to be considered at the annual meeting, the business or nominations must be properly brought before the meeting. Under Rule 14a-8 of Regulation 14A of the Exchange Act, any stockholder intending to submit a proposal to Adept that qualifies for inclusion in Adept's proxy statement and proxy relating to the annual meeting of stockholders to be held in 2009 must submit such proposal in writing to the secretary of Adept so that it is received by Adept no later than May 27, 2009 and must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee that it will be included in Adept's proxy statement or proxy.

Alternatively, under Adept’s bylaws, a proposal or nomination that the stockholder does not seek to include in Adept's proxy statement pursuant to Rule 14a-8 must be submitted in writing to the Corporate Secretary of Adept at the principal executive offices of the corporation not later than the close of business on August 9, 2009 (the 90th day prior to the first anniversary of the preceding year’s annual meeting) nor earlier than the close of business on July 10, 2009 (the 120th day prior to the first anniversary of the preceding year's annual meeting). If the date of the annual meeting of stockholders changes by more than 30 days from the date of the anniversary of the prior year's annual meeting, stockholder nominations and proposals must be received by the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Nominations and proposals must include certain information concerning the nominee or the business proposed, as applicable, the text of any proposal (including the text of any proposed resolutions or bylaw amendments), certain representations of the proponent, as well as the proponent stockholder's ownership of Adept common stock. Nominations and proposals not meeting these requirements will not be entertained at the annual meeting.

If the stockholder does not also comply with the requirements of Rule 14a-4, Adept may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

CORPORATE GOVERNANCE

Adept’s common stock is listed under the symbol “ADEP” on the NASDAQ Global Market, which is referred to in this proxy statement as NASDAQ.

Adept and our Board of Directors, which is also referred to in this proxy statement as the Board, regularly review and evaluate Adept's corporate governance practices. Our corporate governance documents are posted on the investor relations page of our website at www.adept.com. Printed copies of these documents are also available without charge to stockholders upon written request directed to Office of the Corporate Secretary, Adept Technology, Inc., 3011 Triad Drive, Livermore, California 94551.

Corporate Governance Guidelines

The Board of Directors of Adept has adopted Corporate Governance Guidelines for the Board, which cover topics relating to the Board including, but not limited to, Board membership criteria and the composition of the Board, the selection of new directors, Board leadership, Board compensation, responsibilities of directors regarding attendance, continuing education of directors, access to senior management and outside advisors, meeting procedures, committee matters and CEO evaluation. The Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines annually, and the Board may amend the Corporate Governance Guidelines at any time.

Code of Business Conduct

Adept has adopted a Code of Business Conduct to provide standards for ethical conduct, which applies to the Board of Directors, officers, and all Adept employees, including without limitation, our Chief Executive Officer and principal financial officer. The Code of Business Conduct covers topics including, but not limited to, the expected standards of employee conduct, conflicts of interest, certain internal controls and reporting, compliance with securities and other laws, confidentiality of information, insider trading, and competition and fair dealing and contains compliance standards and procedures. Any waiver of a provision of the Code of Business Conduct with respect to a director or executive officer may only be made by the Board or its Nominating and Corporate Governance Committee. Adept will file with the SEC on Form 8-K and post on its website all amendments to the Code of Business Conduct and waivers of its provisions made with respect to any director or executive officer in accordance with the applicable SEC and NASDAQ rules.

ADEPT TECHNOLOGY BOARD OF DIRECTORS

Director Independence

A majority of the Board of Directors of Adept are “independent directors.” In determining independence, the Board applies the standards of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act, and the corporate governance listing standards of NASDAQ. In making these determinations, the Board considers all relevant facts and circumstances and applies the following standards:

•	the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

•	the director is not, and was not at any time during the past three years, employed by Adept or any subsidiary;

•

the director has not, and his or her family members (as defined by NASDAQ) have not, accepted any payments from Adept or any subsidiary of Adept in excess of $120,000 in a 12-month period in the current or any of the past three years, except (i) compensation for Board or Board committee service; (ii) compensation paid to a family member who is a non-executive employee of Adept or a subsidiary of Adept; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	the director is not a family member of an individual who is, or at any time during the past three years was, employed by Adept or by any subsidiary as an executive officer;

•

the director is not, and his or her family members are not, a partner in, or a controlling stockholder or an executive officer of, any organization to which Adept made, or from which Adept received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in Adept's securities, or (ii) payments under non-discretionary charitable contribution matching programs;

•

the director is not, and his or her family members are not, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of Adept served on the compensation committee of such other entity; and

•

the director is not, and does not have a family member who is a current partner of Adept’s outside auditor, nor was the director or any family member of the director a partner or employee of Adept’s outside auditor who worked on Adept’s audit at any time during any of the past three years.

The Board has determined that all of Adept’s directors serving during any part of fiscal 2008 other than Mr. Bucher, an employee of Adept and its former Chief Executive Officer, are “independent directors” within the meaning of the corporate governance listing standards of NASDAQ. Additionally, commencing service on the Board in fiscal 2009, Mr. Dulchinos, Adept’s President and Chief Executive Officer, is not independent of Adept.

In connection with the determination of independence of its directors, Adept considered the director designee relationships discussed further below for Mr. Majteles and the common director and stockholder of the entity for which Mr. Juelis consulted through December 31, 2007.

Board Meetings

The Board of Directors of Adept held seven meetings during Adept’s fiscal year ended June 30, 2008, referred to in this proxy statement as fiscal 2008, in addition to taking actions by unanimous written consent. Each director attended more than 86% of the aggregated total number of meetings of the Board of Directors and the committees on which he served during the period in which he served as a director in fiscal 2008.

Consistent with Adept’s Corporate Governance Guidelines, Adept’s independent directors meet at regularly scheduled and special executive sessions without management.

Director Attendance at Stockholder Meetings

Adept’s Corporate Governance Guidelines strongly encourage directors to attend its annual meetings of stockholders and any special meetings of stockholders. Five of Adept’s six current directors, representing all of the directors serving in fiscal 2008 after Mr. Mock's resignation, attended the last annual meeting of stockholders.

Contacting the Board of Directors

Stockholders interested in generally communicating directly with the Board, the Chairman of the Board of Directors, or the non-management directors as a group may do so by sending a letter to the Adept Technology, Inc. Board of Directors, c/o the Office of the Corporate Secretary, Adept Technology, Inc., 3011 Triad Drive, Livermore, California 94551. Information regarding communications with the Board of Directors regarding audit and accounting matters or other matters is posted under “Whistleblower Procedures” on the investor relations page of Adept’s website at www.adept.com.

Inquiries and other communications may be submitted anonymously and confidentially.

The Chairman of the Audit Committee will review all such correspondence addressed to the Corporate Secretary and forward it to the Chairman of the Board, Chairman of the Nominating and Corporate Governance Committee, Audit Committee or to any individual director, group of directors or Committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to, and consistent with, Adept’s business and financial operations, policies and corporate philosophies.

The Chairman of the Audit Committee has the authority (which has been delegated by the Corporate Secretary), in the Chairman’s discretion, to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such communications that are reasonably determined to be of a commercial or frivolous nature, unduly hostile, threatening, illegal, or not reasonably related to Adept or its business. In some cases, the company counsel may determine that communications be forwarded elsewhere in the company for review and possible response.

The foregoing procedures do not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 (discussed under “Stockholder Proposals and Nominations” above) and communications made in connection with such proposals, which shall be handled in a manner consistent with Adept’s Bylaws and applicable law or (ii) service of process or any other notice in a legal proceeding.

Committees of the Board of Directors

The Board of Directors has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Copies of the current charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee can be accessed on Adept's website at www.adept.com. Additionally, from time to time, the Board may appoint a special committee of independent directors for the purposes of such matters as evaluating related party transactions, merger and acquisition related opportunities, litigation or other non-routine items.

The following table sets forth the three standing committees, the members of each committee during fiscal 2008, and the number of meetings held by each committee.

Name of Director	Audit Committee	Compensation Committee	Nominating Committee
Charles H. Finnie, resigned 5/08			Chair until resignation

A. Richard Juelis	Chair		Member

Michael P. Kelly	Member	Member	Chair

Robert J. Majteles		Member

Herbert J. Martin	Member	Member until appointed Chair 10/07 upon Mr. Mock’s resignation

Cary R. Mock, resigned 10/07	Member until 10/07	Chair until resignation

Meetings held in fiscal 2008	8	4	1

Audit Committee. The Audit Committee is responsible for representing and assisting the Board of Directors in (i) its oversight of the quality and integrity of Adept’s financial statements and other SEC filings, (ii) its oversight of the effectiveness of Adept's system of internal controls, and auditing, accounting and financial reporting processes, (iii) the appointment and oversight of Adept's independent auditors, including reviewing the auditors’ qualifications, independence and performance, (iv) the pre-approval of all audit and allowable non-audit services provided by Adept’s independent auditors, and (v) compliance with legal and ethical requirements associated with accounting and audit matters, corporate securities trading, investor communications, and (unless addressed by another independent body of the Board, such as by the Nominating and Corporate Governance Committee in the exercise of their responsibilities regarding the Code of Business Conduct) related party transactions. Each of the members of the Audit Committee is “independent” as defined in the NASDAQ corporate governance listing standards and Rule 10A-3 of the Exchange Act. In addition, each of the members of the Audit Committee is able to read and understand fundamental financial statements as required by the corporate governance listing standards of NASDAQ. The Audit Committee met eight times during fiscal 2008 and was comprised of three non-employee directors, including Messrs. Juelis (Chairman), Kelly and Mock. Effective October 2007, Mr. Mock was replaced by Mr. Martin on the Audit Committee. The Board has determined that Messrs. Juelis and Kelly are “audit committee financial experts” as defined by rules promulgated by the SEC.

Compensation Committee. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers of Adept and administering executive incentive compensation and employee benefit plans. The Compensation Committee met four times during fiscal 2008, in addition to taking certain actions by written consent, and was comprised of three non-employee directors, including Messrs. Mock (Chairman), Majteles and Martin. Effective October 2007, Mr. Mock was replaced by Mr. Martin as Chairman of the Committee and Mr. Kelly joined the Compensation Committee. Each of the members of the Compensation Committee is “independent” as defined by the corporate governance listing standards of NASDAQ and a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

Role of the Compensation Committee

Our executive compensation program is administered by the Compensation Committee of the Board of Directors. During fiscal 2008 the members of the committee were Herbert J. Martin, Robert Majteles and Cary Mock, each an independent, non-employee director, and Mr. Mock served as Chairman until October 2007. Mr. Martin succeeded Mr. Mock as Chairman of the Compensation Committee and Mr. Kelly serves as a member.

Under the terms of its charter, the Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our executive officers, administering our executive incentive compensation program, and reviewing, approving and administering all other employee compensation and benefit programs, including our equity compensation plans. The Compensation Committee has direct authority and responsibility to oversee Adept’s overall compensation structure, policies and programs and to assess whether our compensation structure establishes appropriate incentives for management and employees.

In fulfilling its role, the Compensation Committee meets to review and approve corporate goals and objectives relevant to the compensation of our CEO and other Named Executive Officers, referred to in this proxy statement as NEOs, evaluate the performance of our CEO and other NEOs in light of these goals and objectives, and determine and approve annual compensation both for our CEO and the other NEOs based on this evaluation. The CEO does not have a role in setting his own compensation.

The Compensation Committee reviews and determines the compensation of our CEO and our other NEOs, based, in part, on its evaluation of a variety of criteria such as comparable and market compensation data, executive performance and potential, and other information determined by the Compensation Committee to be important. The Compensation Committee also considers the recommendations of the CEO when determining annual compensation for our other NEOs. On at least an annual basis, the Compensation Committee or Board also approves stock option or other equity or cash incentive awards for all our NEOs. In addition, the Compensation Committee reviews and generally recommends to the Board of Directors employment agreements and severance arrangements for our NEOs.

Periodically, the Compensation Committee reviews the compensation of directors for service on Adept’s Board and its committees and recommends changes to the Board. The Committee also performs self-evaluations and assesses the adequacy of the Committee’s charter and recommends modifications or amendments to the Board. The Compensation Committee has the authority to retain outside counsel, experts and other advisors and to obtain other data or resources as it determines appropriate. During fiscal 2008, the Compensation Committee did not elect to use its authority to utilize additional resources beyond those made available by our company.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (i) identifies, screens and recommends qualified candidates to serve as directors of Adept, (ii) evaluates Adept's Board, its committees and the continued service of its directors, (iii) evaluates stockholder nominees recommended by stockholders and (iv) develops and reviews the company’s corporate governance and policies and code of business conduct. The Nominating and Corporate Governance Committee met one time during fiscal 2008 and was comprised until May 2008 of three non-employee directors, including Messrs. Finnie (Chairman), Juelis and Kelly. In May 2008, Mr. Finnie resigned from the Board of Directors and was replaced by Mr. Kelly as Chairman. Each committee member has been determined to be “independent” as defined by the corporate governance listing standards of NASDAQ.

Identification and Evaluation of Director Nominees

The Nominating and Corporate Governance Committee employs a variety of methods to identify and evaluate director nominees. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board.

If vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers individuals for potential candidacy as a director. Additionally, candidates may come to the attention of the committee through current Board members, officers, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and as warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider individuals recommended by stockholders for nomination as a director pursuant to the provisions of Adept's Bylaws relating to stockholder nominations and applicable law. A stockholder who wishes to recommend a prospective nominee for the Board should notify Adept’s Corporate Secretary or the Nominating and Corporate Governance Committee in writing with the supporting material required by Adept’s Bylaws and described under “Stockholder Proposals and Nominations” below, and any other material the stockholder considers necessary or appropriate.

While the Board currently has no defined minimum criteria for consideration or service as a director, the Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set out in Adept’s Corporate Governance Guidelines and other relevant factors as it deems appropriate, including the current composition of the Board and the need for particular expertise; all with reference to issues of business and industry experience, judgment, industry-specific skills, independence, and other relevant characteristics, within the context of an assessment of the perceived needs of the Board at that point in time and applicable law. Specifically, at least a majority of directors on the Board must be “independent directors” as defined in the NASDAQ corporate governance listing standards and as determined by the Board.

Director Designations

In connection with Adept’s 2003 equity financing described below, Adept agreed that Special Situations Fund III, L.P., referred to in this proxy statement as SSF, could designate one person to be a nominee for election to Adept’s Board of Directors and to use its commercially reasonable efforts to cause such designee to be elected to the Board of Directors or to remove and replace such designee if so requested by SSF and/or its affiliates, as long as SSF and the investors in the 2003 financing affiliated with SSF collectively beneficially own at least five percent of Adept's outstanding common stock.

Upon consummation of Adept’s 2003 equity financing, the investors affiliated with SSF exercised their right to designate a director nominee and designated Robert J. Majteles to serve as a member of our Board of Directors. Mr. Majteles joined the Board of Directors in 2003. Mr. Majteles is the founder of Treehouse Capital, LLC, an investment firm. Special Situations Fund III, L.P., Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. have entered into an agreement with Mr. Majteles and Treehouse Capital pursuant to which Treehouse Capital, through Mr. Majteles, provides certain management and financial advisory services for the funds on request. If Mr. Majteles’ services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital is entitled to ten percent of the funds’ net gain (as defined) or net loss (as defined) on the investment during the term of the agreement, offset by certain fees that may be paid by the portfolio company to Treehouse Capital or Mr. Majteles directly. Under the agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to stockholders of any company for which he serves as a member of the Board of Directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a member of Adept's Board of Directors pursuant to this agreement.

In addition, in connection with Adept’s 2006 financing described below, Adept agreed that Crosslink Capital, referred to in this proxy statement as Crosslink, could designate one person to be a nominee for election to Adept's Board of Directors and to use its commercially reasonable efforts to cause such designee to be elected to the Board of Directors or to remove and replace such designee if so requested by Crosslink, as long as Crosslink and its affiliated investors in the 2006 financing collectively beneficially own at least five percent of Adept’s outstanding common stock, and Crosslink Capital designated Mr. Charles Finnie, who resigned from the Board in May 2008. In June 2008, Crosslink notified Adept that it has relinquished its right to designate a director of Adept.

COMPENSATION OF DIRECTORS

DIRECTOR COMPENSATION IN FISCAL 2008

The following Director Compensation Table sets forth summary information concerning the compensation paid to or earned by our non-employee directors for fiscal 2008 for services to our company.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	All Other Compensation ($)	Total ($)
Michael P. Kelly—Chair (3)	$37,000	$11,812	$0	$48,812
Charles H. Finnie (4)	$18,500	$15,301	$0	$33,801
A. Richard Juelis (5)	$39,500	$18,577	$0	$58,077
Robert J. Majteles (6)	$25,500	$13,216	$0	$38,716
Herbert J. Martin (7)	$26,500	$17,011	$0	$43,511
Cary R. Mock (8)	$8,753	$7,803	$0	$16,556

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). These amounts may reflect options granted in years prior to fiscal 2008. See Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended June 30, 2008 for more information about how we account for stock based compensation.
(2)	Each of our directors received an annual grant of an option to purchase 3,000 shares of Adept common stock on November 9, 2007 at an exercise price of $6.25 per share. The grant date fair value of these annual stock options to each director, based on the Black Sholes model and the closing price of Adept Common Stock on November 9, 2007 of $6.25, is approximately $12,278.
(3)	Mr. Kelly received a fee of $30,000 for his service as Chairman of the Board in fiscal 2008. He also received a fee of $7,000, or $1,000 for each physical meeting and $500 for each telephonic meeting of the Board or a special committee attended. Mr. Kelly had 13,600 options outstanding as of June 30, 2008, of which 8,140 were exercisable.
(4)	Mr. Finnie received a prorated fee of $15,000 for his service as a director in fiscal 2008. He also received a fee of $3,500, or $1,000 for each physical meeting and $500 for each telephonic meeting of the Board or a special committee attended. Mr. Finnie resigned from the Board effective May 2008 and had no options outstanding as of June 30, 2008.
(5)	Mr. Juelis received a fee of $20,000 for his service as a director in fiscal 2008. He also received $12,500 for his service as Chair of the Audit Committee and a fee of $7,000, or $1,000 for each physical meeting and $500 for each telephonic meeting of the Board or a special committee attended. Mr. Juelis had 16,000 options outstanding as of June 30, 2008, of which 8,082 were exercisable.
(6)	Mr. Majteles received a fee of $20,000 for his service as a director in fiscal 2008. He also received a fee of $5,500, or $1,000 for each physical meeting and $500 for each telephonic meeting of the Board or a special committee attended. Mr. Majteles had 13,000 options outstanding as of June 30, 2008, of which 7,540 were exercisable.
(7)	Mr. Martin received a fee of $20,000 for his service as a director in fiscal 2008. He also received a fee of $6,500, or $1,000 for each physical meeting and $500 for each telephonic meeting of the Board or a special committee attended. Mr. Martin had 16,000 options outstanding as of June 30, 2008, of which 6,832 were exercisable.
(8)	Mr. Mock received a prorated fee of $7,253 for his service as a director in fiscal 2008. He also received a fee of $1,500, or $1,000 for each physical meeting and $500 for each telephonic meeting of the Board or a special committee attended. Mr. Mock resigned from the Board effective October 2007 and had no options outstanding as of June 30, 2008.

Annual Cash Compensation. During fiscal 2008, each non-employee member of our Board of Directors was eligible to receive the following cash compensation:

•	an annual retainer of $20,000 per year; except for the chairman, who was eligible to receive an annual retainer of $30,000;

•	additional retainer of $12,500 for service as Chair of the Audit Committee of the Board;

•	meeting fees of $1,000 for physical attendance and $500 for attendance at telephonic meetings of the Board or any special committee of the Board.

In early fiscal 2009, the Board approved payment of the annual retainer otherwise payable to the Chairman to be paid to the Lead Independent Director where the Chairman is an employee of Adept or not independent of our company.

Additionally, we reimburse our non-employee Board members for reasonable out-of pocket expenses incurred in the performance of their duties as directors, which in practice is primarily related to travel expenses associated with Board or committee meetings or with committee assignments.

Equity Compensation. During fiscal 2008, each non-employee member of our Board of Directors was eligible to receive option awards under the terms of the Adept 2004 Director Plan. New members of the Board were eligible to receive an initial option grant to purchase 10,000 shares of Adept’s common stock and continuing members of the Board who have served for at least six months were eligible to receive an annual option grant to purchase 3,000 shares of Adept common stock. Annual option grants for continuing directors are awarded on the date of the first Board meeting following the Annual Meeting of Stockholders (which generally occur on the same day). All options granted to our non-employee directors have an exercise price equal to the closing price of our common stock on the grant date. Initial grants to non-employee directors vest at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48th of the total shares subject to the options per month thereafter, and the annual grants become exercisable at a rate of 1/48th of the shares subject to the options on the monthly anniversary of the date of grant.

PROPOSAL ONE: ELECTION OF DIRECTORS

General

A Board of six directors is to be elected at the annual meeting. All of Adept’s six current directors are nominees for re-election. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has authorized the nomination at the annual meeting of the persons named in this proxy statement as candidates. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Adept’s six nominees named below and for any additional nominees named by the Board as discussed in this paragraph. In the event that any nominee of Adept is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who will be designated by the current Board of Directors to fill the vacancy. Adept is not aware of any nominee who will be unable or will decline to serve as a director. The Board of Directors will consider the names and qualifications of candidates for the Board submitted by stockholders in accordance with the procedures set forth in “Stockholder Proposals and Nominations” at the end of this proxy statement and Adept’s bylaws. In the event that additional persons are nominated for election as directors (other than any additional nominee named by the Board as discussed above), the proxy holders intend to vote all proxies received by them in favor of the nominees listed below and any additional nominee named by the Board as discussed above as possible, and, in this event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

Vote Required

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them (a plurality) shall be elected directors.

Nominees

The names of the nominees and certain information about their business experience as of September 19, 2008 are set forth below:

Name of Nominee	Age	Position(s) with Adept	Director Since
Robert H. Bucher	53	Executive Chairman of the Board; Employee	2003
John Dulchinos	46	Director; President and Chief Executive Officer	2008
A. Richard Juelis	60	Director	2005
Michael P. Kelly	60	Lead Independent Director	1997
Robert J. Majteles	44	Director	2003
Herbert J. Martin	67	Director	2006

Robert H. Bucher served as Adept’s Chief Executive Officer from November 2003 to September 2008, at which time he was named Executive Chairman of the Board of Directors. From November 2003 until January 2006 he also served as Chairman of the Board and from November 2003 until June 2007 he also served as President. Prior to joining Adept, Mr. Bucher was a senior executive including President and CEO at numerous technology and automation companies, including industry leaders such as Measurex Corporation and Honeywell Industrial Controls. Mr. Bucher holds a number of patents in software, systems and control automation and has a B.S. degree in Engineering from the University of Guelph, Canada.

John Dulchinos was appointed to serve as Chief Executive Officer and as a member of the Board of Directors in September 2008. From June 2007 to September 2008 he held the position of President and Chief Operating Officer. Prior to that he held various positions within Adept including Vice President of Global Sales and Marketing, Vice President of Robotics, Vice President of Worldwide Sales, Vice President of North American Sales, and Director of OEM Business. He joined Adept in October 1987 as a regional sales engineer.

Mr. Dulchinos is an active member of the robotics industry, currently serving on the board of directors of the Robotics Industry Association as well as having served on the Assembly Technology Expo advisory board from 2003 to 2005. Mr. Dulchinos holds both a bachelor’s and a master’s degree in mechanical engineering from Rensselaer Polytechnic Institute with a concentration in robotics.

A. Richard Juelis has served as a director of Adept since November 2005. Mr. Juelis is currently a technology industry consultant. From June 2005 through August 2007, he served as Chief Financial Officer of World Heart Corporation, a publicly-traded medical device company. From 1994 to 2005, Mr. Juelis was Chief Financial Officer of Cellegy Pharmaceuticals, Inc. a publicly-traded specialty pharmaceutical firm. Prior to this, he served as Chief Financial Officer for two publicly-traded technology companies, and held domestic and international finance and general management positions with two major pharmaceutical companies. Mr. Juelis holds a B.S. in Chemistry from Fordham University, an M.B.A. from Columbia University and is a Certified Management Accountant (CMA).

Michael P. Kelly has served as a director of Adept since April 1997, additionally serving as Lead Independent Director of the Board of Directors from October 2003 to January 2006 and as Chairman of the Board from January 2006 until September 2008. Since October 2005, Mr. Kelly has served as Chief Executive Officer of Kinsale Associates, Inc., a merchant bank. From July 2005 to October 2005, Mr. Kelly served as Chief Executive Officer of Cape Semiconductor Inc., a fabless semiconductor company. Prior to that, from 1994 to 2005, Mr. Kelly was Vice-Chairman and Senior Managing Director of Broadview International, LLC, an international mergers and acquisitions advisory firm and a division of Jefferies Inc. Mr. Kelly is also a director of Epicor Software Corporation, a provider of enterprise business software solutions. Since 2007 Mr. Kelly has been a director of Deep Photonics, a privately owned company in Oregon with breakthrough discoveries in materials science and laser design. Mr. Kelly received a B.A. in Accounting from Western Illinois University and an M.B.A. from St. Louis University. Mr. Kelly is a Certified Public Accountant.

Robert J. Majteles has served as a director of Adept since November 2003. Mr. Majteles is the managing partner of Treehouse Capital LLC (www.treehousecapital.com), an investment firm. Prior to launching Treehouse, Mr. Majteles was the chief executive officer of three different technology companies. Currently, Mr. Majteles is also on the Board of Directors of Comarco Inc, Macrovision Corporation, Unify Corporation, and U.S. Auto Parts, Inc. Mr. Majteles received a law degree from Stanford University and a Bachelor of Arts degree from Columbia University. Mr. Majteles is also a Lecturer at both the graduate and undergraduate levels at the University of California, Berkeley. Mr. Majteles was designated as a director nominee by SSF pursuant to its rights under the purchase agreement relating to Adept’s 2003 financing.

Herbert J. Martin has served as a director of Adept since May 2006. Since March 2006 he has served as Chief Executive Officer and Director of D-Wave Systems, a private firm engaged in the development of quantum computing systems based in Vancouver, Canada. From September 2003 to February 2006, Mr. Martin was a management consultant to the technology industry. From October 2000 to September 2003 he served as Chief Executive Officer of Salira Optical Network Systems, a supplier of broadband access systems. Mr. Martin has more than 20 years’ experience managing technology companies, with particular emphasis on global channel and business development. Mr. Martin holds a B.S. in Electronic Engineering and an M.B.A. from Santa Clara University.

To our knowledge, there are no family relationships between any of our directors and any other of our directors or executive officers.

The Board of Directors recommends a vote FOR the election of all six nominees listed above and for any additional director named by the Board, as discussed under “General” in this proposal above. Unless marked to the contrary, proxies received will be voted FOR the election of all six nominees listed above and for any additional director named by the Board, as discussed under “General” in this proposal above.

PROPOSAL TWO

APPROVAL OF 2008 EMPLOYEE STOCK PURCHASE PLAN

At the annual meeting, Adept stockholders are being asked to approve the adoption of Adept’s 2008 Employee Stock Purchase Plan (referred to as the 2008 ESPP). Subject to certain adjustments, the maximum number of shares of Adept common stock which shall be made available under the 2008 ESPP will be 200,000 shares, plus (i) an annual increase in the number of shares reserved for sale thereunder, beginning July 1, 2008, in an amount equal to the lesser of (A) 50,000 shares, (B) three percent (3%) of Adept’s total outstanding capital stock on the last day of the prior fiscal year or (C) such amount as may be determined by the Board of Directors; and (ii) any shares of common stock that were authorized for issuance under Adept’s 1998 Employee Stock Purchase Plan (referred to as the Prior Plan) that, as of September 1, 2008, remained available for issuance under the Prior Plan after effecting no annual increase to the Prior Plan for fiscal 2009, which equals 433,400 shares of common stock. The Board established the share thresholds for annual increases based on our current forecast for share requirements under the 2008 ESPP. The number of shares actually issued under the 2008 ESPP will depend on a number of factors outside of our control. Accordingly, the Board has retained the right to fix the annual increase at a lesser number of shares than otherwise established if, in its discretion, such increase is aggressive relative to the forecasts then available to Adept.

The Board of Directors approved the 2008 ESPP effective September 1, 2008, contingent on stockholder approval at the annual meeting. The Prior Plan has expired by its own terms. Other than establishing the number of shares reserved for issuance thereunder and increasing the maximum number of shares that an employee may elect to purchase in each purchase period, the terms of the 2008 ESPP are substantially similar to the terms of the Prior Plan.

Purposes of Employee Stock Purchase Plans

Employee stock purchase plans are intended to provide employees of Adept with an opportunity to purchase its common stock through accumulated payroll deductions. Adept believes that stock ownership is one of the prime methods of attracting and retaining key personnel responsible for the continued development and growth of Adept’s business. Attractive employee stock incentives, including employee stock purchase plans, are considered by employees to be an important element of an employer’s compensation package and by employers, including Adept, to be a competitive necessity. The Board of Directors has recommended approval of the 2008 ESPP to ensure that Adept continues to offer competitive stock benefit programs.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the annual meeting, which shares voting affirmatively also constitute at least a majority of the required quorum, is required to approve the adoption of the 2008 ESPP. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum for the transaction of business. Abstentions, which are treated as shares present or represented and voting, will count as a vote against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the adoption of the 2008 ESPP.

The Board Recommends a Vote FOR the Adoption of the 2008 ESPP.

The essential terms of the 2008 ESPP are summarized as follows. The following summary is qualified in its entirety by the complete text of the 2008 ESPP, a copy of which is attached as Appendix A to this proxy statement.

Summary of the 2008 ESPP

General. The purpose of the 2008 ESPP is to provide employees with an opportunity to purchase common stock of Adept through payroll deductions.

Administration. The 2008 ESPP may be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation or application of the 2008 ESPP are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants. No member of the Board of Directors or its appointed committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the 2008 ESPP, and all members of the Board of Directors or its appointed committee shall be fully indemnified by Adept with respect to any such action, determination or interpretation. The Board of Directors or its appointed committee may adopt rules or procedures relating to the operation and administration of the 2008 ESPP to accommodate the specific requirements of local laws and procedures.

Eligibility. Each employee of Adept (including officers), whose customary employment with Adept is at least 20 hours per week and more than two months in any calendar year, is eligible to participate in an Offering Period (as defined below); provided, however, that no employee shall be granted an option under the 2008 ESPP (i) to the extent that, immediately after the grant, such employee would own five percent of either the voting power or value of the stock of Adept, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of Adept accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Individuals classified as independent contractors, consultants, or members of the Board of Directors are not considered “employees” solely by virtue of such stations. Eligible employees become participants in the 2008 ESPP by filing with Adept a subscription agreement authorizing payroll deductions prior to the beginning of each Offering Period unless a later time for filing the subscription agreement has been set by the Board of Directors.

Participation in an Offering. Unless and until the Board or its appointed committee determines otherwise, the 2008 ESPP is implemented by consecutive overlapping offering periods lasting for 24 months (referred to as an Offering Period), with a new Offering Period commencing on March 1 and September 1 of each year. Unless and until the Board of Directors or its appointed committee determines otherwise, common stock may be purchased under the 2008 ESPP every six months (referred to as a Purchase Period), unless the participant withdraws or terminates employment earlier. The Board of Directors may change the duration of the Purchase Periods or the length or date of commencement of an Offering Period. To participate in the 2008 ESPP, each eligible employee must authorize payroll deductions pursuant to the 2008 ESPP. Such payroll deductions may not exceed 15% of a participant’s compensation (unless and until the Board of Directors or its appointed committee determines otherwise). Compensation is defined as base straight time gross earnings, commissions, and payments for overtime. Once an employee becomes a participant in the 2008 ESPP, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the 2008 ESPP or the employee's employment with Adept terminates. At the beginning of each Offering Period, each participant is automatically granted options to purchase shares of Adept's common stock. The option expires at the end of the Purchase Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. Unless and until the Board of Directors or its appointed committee determines otherwise, the number of shares subject to the option may not exceed 1,200 shares of Adept’s common stock in each Purchase Period.

Purchase Price, Shares Purchased. Shares of common stock may be purchased under the 2008 ESPP at a price not less than 85% of the lesser of the fair market value of the common stock on (i) the first day of the Offering Period or (ii) the last day of Purchase Period, unless and until the Board of Directors or its appointed committee determines otherwise. The “fair market value” of the common stock on any relevant date will be the closing price per share as reported on the NASDAQ Global Market (or the mean of the closing bid and asked prices, if no sales were reported) as quoted on such exchange or reported in The Wall Street Journal. The number of shares of common stock a participant purchases in each Purchase Period is determined by dividing a participant’s payroll deductions accumulated in such participants account prior to the last day of the Purchase Period by the applicable Purchase Price. To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the fair market value on the last date of any Purchase Period is lower than the fair market value on the first day of the Offering Period, then all participants in the Offering Period then open will be automatically withdrawn from such offering period immediately after the purchase on that date and automatically re-enrolled in the immediately following offering period. On September 19, 2008, the closing price for Adept’s common stock on the NASDAQ Global Market was $8.42 per share.

Termination of Employment. Termination of a participant’s employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of Adept for at least 20 hours per week, cancels his or her option and participation in the 2008 ESPP immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the 2008 ESPP.

Adjustment Upon Change in Capitalization. In the event that the stock of Adept is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of Adept effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 2008 ESPP, the number and class of shares of stock subject to options outstanding under the 2008 ESPP and the exercise price of any such outstanding options. Any such adjustment shall be made by the Board of Directors, whose determination shall be conclusive.

Dissolution or Liquidation. In the event of a proposed dissolution or liquidation, the Offering Period then in progress will be shortened and a new exercise date will be set.

Merger or Asset Sale. In the event of a merger of Adept with or into another corporation or a sale of substantially all of Adept’s assets, each outstanding option may be assumed or substituted by the successor corporation. If the successor corporation refuses to assume or substitute the outstanding options, any Purchase Periods then in progress will be shortened and a new exercise date will be set.

Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the 2008 ESPP. An Offering Period may be terminated by the Board of Directors at the end of any Purchase Period if the Board determines that termination of the 2008 ESPP is in the best interests of Adept and its stockholders. Notwithstanding anything to the contrary in the 2008 ESPP, the Board may in its sole discretion amend the 2008 ESPP to the extent necessary and desirable to avoid unfavorable financial accounting consequences by altering the purchase price for any offering period, shortening any offering period or allocating remaining shares among the participants. No amendment shall be effective unless it is approved by the holders of a majority of the Votes Cast at a duly held stockholders’ meeting, if such amendment would require shareholder approval in order to comply with Section 423 of the Internal Revenue Code of 1986, as amended (referred to as the Code). The 2008 ESPP will terminate on August 31, 2018.

Withdrawal. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

Federal Tax Information for 2008 ESPP. The 2008 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2008 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period and more than one year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Adept is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and Adept with respect to the shares purchased under the 2008 ESPP. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Participation in the 2008 ESPP and New Plan Benefits

Participation in the 2008 ESPP is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the 2008 ESPP are not determinable. Nonemployee directors are not eligible to participate in the 2008 ESPP. At this time, therefore, the benefits that may be received by employees if our stockholders approve the adoption of the 2008 ESPP cannot be determined, and we have not included a table reflecting such benefits and awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of June 30, 2008, including options granted under the now-expired 1995 Director Option Plan and 1993 Stock Plan, as well as Adept's currently effective 2001 Stock Option Plan, 2003 Stock Option Plan, 2004 Director Plan, 2005 Equity Incentive Plan and 1998 Employee Stock Purchase Plan. The information below does not reflect the 2008 ESPP proposed for approval today.

Each of the plans requires stockholder approval to materially increase the number of shares of common stock authorized for issuance or reduce the exercise price of any outstanding option under such plans, in some cases where required by law or the requirements of the applicable exchange where Adept common stock is listed.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	726,077	(1)	$12.25	952,050	(3)
Equity compensation plans not approved by security holders (2)	261,656		$6.50	90,921	(2)
Total	987,733		$10.73	1,042,971

(1)	Excludes purchase rights accruing under our 1998 Employee Stock Purchase Plan, for which remaining available rights are included in column (c).
(2)	Issued under our 2001 Stock Option Plan. The Board of Directors adopted the 2001 Plan in August 2001 and provided that 520,000 shares of common stock be reserved for issuance thereunder. Options under the 2001 Plan may be granted, as complies with applicable law, to employees either from time to time at the discretion of the Compensation Committee of the Board of Directors or automatically upon the occurrence of specified events, including, without limitation, reduction of at will employees’ salaries and the achievement of performance goals. The exercise price of the options is at 100% of the fair market value of Adept's common stock on the date of the grant. Options generally vest over a time period generally consisting of monthly vesting in equal installments over a four-year period. Options granted in 2001 for reduction of at will employees’ salaries vest in equal monthly increments over the salary reduction period. All stock options granted under the 2001 Plan have an expiration date of 10 years from the date of the grant. In October 2003, the Board amended the 2001 Plan to require stockholder approval to materially increase the number of shares of common stock authorized for issuance or reduce the exercise price of any outstanding option under the plan.
(3)	Includes 450,741 shares available for issuance under the 1998 Employee Stock Purchase Plan as of July 1, 2008. The aggregate number of shares of Adept common stock available for issuance under the 1998 Employee Stock Purchase Plan was, prior to its expiration, subject to an annual increase as of the first day of Adept's fiscal year in an amount equal to the lesser of: (i) 120,000 shares, (ii) 3% of the common stock outstanding on the last day of the prior fiscal year, or (iii) a lesser amount as determined by the Board. Because of the adoption of the 2008 ESPP, no increase was made for fiscal 2009. Also includes 592,230 shares available for issuance at the end of fiscal 2008 under the 2003 Stock Option Plan, the 2004 Director Plan and the 2005 Equity Incentive Plan.

Since June 30, 2008, in connection with Adept's fiscal 2009 option grants and grants made as stock bonuses pursuant to Adept’s fiscal 2008 Executive and Senior Management Payment Plan, a significant number of additional options and restricted shares, reflecting a maximum amount of 346,064 common shares issuable, have been granted under Adept's equity incentive plans.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee has appointed Armanino McKenna LLP, an independent registered public accounting firm, as our independent registered public accountants, to audit our financial statements for the current year ending June 30, 2009. Armanino McKenna LLP has audited our consolidated financial statements since fiscal 2006. At the annual meeting, our stockholders are being asked to ratify the appointment of Armanino McKenna LLP as our independent registered public accountants to audit our financial statements for the current fiscal year ending June 30, 2009. A representative of Armanino McKenna LLP is expected to be present at our annual meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

Stockholder ratification of the selection of Armanino McKenna LLP as Adept’s independent auditors is not required by Adept’s bylaws or otherwise. However, the Board is submitting the selection of Armanino McKenna LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Armanino McKenna LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year, if it determines that such a change would be in the best interests of Adept and its stockholders.

Ratification of the selection of Armanino McKenna LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2009 requires the affirmative vote of a majority of the shares represented and voting at the annual meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. Because the affirmative vote of a majority of the quorum is required, if the number of abstentions or broker non-votes results in the votes “for” the proposal not equaling at least a majority of the quorum, the proposal will not be approved. This will be the case even though the number of votes “for” the proposal exceeds the number of votes “against” the proposal.

The Board of Directors recommends that stockholders vote FOR the selection of Armanino McKenna LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2009. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of Armanino McKenna LLP.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee primarily assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting and financial reporting practices of Adept and reviewing the independence and performance of Adept's independent auditors. Management has the primary responsibility for the financial statements and the reporting process. Adept's independent auditors are responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. The independent auditors report directly to the Audit Committee and have unrestricted access to the Committee. The Audit Committee also oversees the Internal Audit and Sarbanes-Oxley Compliance functions of Adept, which report directly to the Audit Committee.

At the end of fiscal 2008 and early fiscal 2009, the Audit Committee reviewed and discussed with Adept’s independent auditors, the overall scope and plans for the fiscal 2008 year-end audit. In addition, the Audit Committee met with management and the independent auditors to review and discuss the audited financial statements as of and for the fiscal year ended June 30, 2008. The Audit Committee also reviewed and discussed the independent auditor's evaluation of internal controls, and the results of the independent auditors' examination of the financial statements, both with and without the presence of management.

In addition, the Audit Committee has discussed with the independent auditors their judgments as to the acceptability and quality of Adept’s accounting principles, and such other matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Further, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Adept and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in Adept’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 for filing with the SEC. The Audit Committee also recommended the reappointment of Armanino McKenna LLP as independent auditors of Adept and the Board concurred with such recommendation.

Respectfully submitted by the Audit Committee of the Board of Directors of Adept Technology, Inc. for the fiscal year ended June 30, 2008.

A. Richard Juelis, Chairman

Michael P. Kelly

Herbert J. Martin

The following table presents fees billed to Adept for professional services rendered by Armanino McKenna LLP our principal accountants during the last two fiscal years.

.

	Fees billed by Armanino McKenna LLP for fiscal year ended
	June 30, 2008	June 30, 2007
Audit Fees (1)	$557,350	$569,343
Audit-Related Fees (2)	—	—

Audit and audit-related fees	557,350	569,343
Tax Fees (3)	—	—
All Other Fees	—	—

Total fees	$557,350	$569,343

(1)	Includes fees for the audit of Adept’s consolidated financial statements included in Adept’s Annual Report on Form 10-K, fees for the review of the interim condensed consolidated financial statements included in Adept’s Quarterly Reports on Form 10-Q, and fees for services that are normally provided by Adept’s independent public accountants in connection with statutory and regulatory filings or engagements. Amount reflects fees billed to date and unbilled accrued fees for services rendered in connection with the audit of the financial statements for fiscal 2008. Additional fees may be incurred and billed for these services.
(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Adept’s consolidated financial statements that are not reported under “Audit Fees.”

Independent Auditors

The appointment of our independent auditors is approved annually by the Audit Committee of our Board of Directors. Armanino McKenna LLP, an independent registered public accounting firm, has been our auditor since October 2005 and was our independent auditor for fiscal year 2008. The Audit Committee of our Board of Directors has appointed Armanino McKenna LLP as our independent auditor for the fiscal year ending June 30, 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Auditor

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit and permissible non-audit services provided by Armanino McKenna LLP prior to the engagement of Armanino McKenna LLP with respect to such services. As the Audit Committee has not delegated any pre-approval authority, the Audit Committee has not adopted any specific pre-approval policies and procedures for delegates relating to the engagement of its independent auditors. None of the services described in the table above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

The Audit Committee has determined that the fees for services rendered were compatible with maintaining Armanino McKenna LLP’s independence from Adept.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Adept common stock held by:

•	each person known by Adept to beneficially own more than 5% of Adept’s outstanding common stock;

•	each director of Adept;

•	each of the executive officers and former executive officers of Adept named in the Summary Compensation Table below; and

•	all current directors and executive officers of Adept as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options, restricted stock awards or issuable upon conversion of convertible securities currently exercisable or exercisable within 60 days after the record date, or November 18, 2008, are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the principal address of each of the following persons is c/o Adept Technology, Inc., 3011 Triad Drive, Livermore, California 94551.

	Common Shares Beneficially Owned (1)
Beneficial Owner	Shares Owned	Vested Restricted Stock Awards	Options / Warrants to Purchase Shares	Total Shares Beneficially Owned	Percent
5% Holders
Austin W. Marxe and David M. Greenhouse (2)	2,482,484	—	888,890	3,371,374	37.9%
c/o Special Situations Funds
153 East 53rd Street
New York, NY 10022
Kopp Investment Advisors, LLC (3)	1,271,590	—	—	1,271,590	15.9%
7701 France Avenue South, Suite 500
Edina, Minnesota 55435
Jon D. Gruber and J. Patterson McBaine (4)	557,274	—	222,222	779,495	9.5%
c/o Gruber & McBaine Capital Management, LLC
50 Osgood Place
San Francisco, California 94133
Crosslink Capital Inc. (5)	616,219	—	—	616,219	7.7%
Two Embarcadero Center, Suite 2200
San Francisco, CA 94111
State of Wisconsin Investment Board (6)	433,450	—	—	433,450	5.5%
121 East Wilson St., 2nd Floor
Madison, Wisconsin 53707
Officers and Former Officers of Adept
Robert H. Bucher , Executive Chairman	1,800	5,714	314,375	321,889	4.0%
Lisa M. Cummins	198	2,231	15,988	18,417	*
Gordon Deans	—	2,250	36,509	38,759	*
John D. Dulchinos	15,806	2,625	67,603	86,034	1.1%
Joachim Melis	—	—	30,168	30,168	*
Non-employee Directors of Adept
Michael P. Kelly, Lead Independent Director	8,000	—	9,183	17,183	*
A. Richard Juelis	2,500	—	9,750	12,250	*
Robert J. Majteles	—	—	8,583	8,583	*
Herbert J. Martin	—	—	8,500	8,500	*
All current executive officers and directors as a group (10 persons)	29,301	14,695	532,905	576,901	7.2%

*	Less than 1%

This table is based upon information supplied by officers, directors and principal stockholders, and Schedules 13D and 13G filed with the SEC. Beneficial ownership of greater than five percent of Adept’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC except as noted below, while beneficial ownership of executive officers and directors is as of September 19, 2008.

(1)	Applicable percentage ownership for all stockholders other than Austin W. Marxe and David M. Greenhouse (“Marxe and Greenhouse”) and Jon D. Gruber and J. Patterson McBaine (“Gruber and McBaine”) is based on 8,136,546 shares of common stock outstanding as of the record date together with options for the applicable stockholder currently exercisable or exercisable within 60 days after the record date. The number of shares outstanding for the calculation of percentage of ownership for Marxe and Greenhouse and Gruber and McBaine includes shares of common stock for which Marxe and Greenhouse or Gruber and McBaine, respectively, have the right to acquire beneficial ownership through conversion of warrants issued on November 18, 2003. See Note 2 below for more information regarding Marxe and Greenhouse and Note 4 below for more information regarding Gruber and McBaine.
(2)	Reflects ownership as reported on Form 13F filed with the SEC for the period June 30, 2008, and as updated by Marxe & Greenhouse to Adept as of September 11, 2008. Marxe and Greenhouse beneficially own 2,482,484 shares of Adept common stock and warrants to purchase 888,890 shares of common stock which consists of: (i) 314,580 shares of common stock, and warrants to purchase 111,110 shares of common stock owned by Special Situations Cayman Fund, L.P.; (ii) 868,666 shares of common stock, and warrants to purchase 306,476 shares of common stock owned by Special Situations Fund III QP, L.P.; (iii) 76,108 shares of common stock, and warrants to purchase 26,864 shares of common stock owned by Special Situations Fund III, L.P.; (iv) 613,190 shares of common stock, and warrants to purchase 222,220 shares of common stock owned by Special Situations Private Equity Fund, L.P.; (v) 99,490 shares of common stock, and warrants to purchase 36,670 shares of common stock owned by Special Situations Technology Fund, L.P.; and (vi) 510,450 shares of common stock and warrants to purchase 185,550 shares of common stock owned by Special Situations Technology Fund II, L.P. AWM Investment Company, Inc. (“AWM”) serves as the general partner of MGP Advisers Limited Partnership (“MGP”), the general partner of and investment adviser to the Special Situations Fund III, L.P. and the general partner of Special Situations Fund III QP, L.P. AWM is also the general partner of and investment adviser to Special Situations Cayman Fund, L.P., and serves as the investment adviser to Special Situations Fund III QP, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., and Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.
(3)	Reflects ownership as reported on Schedule 13D filed with the SEC for December 31, 2007 by Kopp Investment Advisors, LLC, or KIA. As set forth in KIA’s filing, this figure represents shares beneficially owned by (i) KIA, a registered investment advisor, (ii) Kopp Holding Company, LLC, (iii) Kopp Holding Company and (iv) LeRoy C. Kopp individually and through his control over Kopp Holding Company, LLC, which is the sole owner of KIA, through Kopp Holding Company. KIA beneficially owns 1,271,590 shares of Adept common stock, has sole voting power over 1,271,590 shares, sole dispositive power over 624,600 shares and shared dispositive power over 652,190 shares.
(4)	Reflects ownership as reported on Schedule 13G filed with the SEC on April 11, 2008, and as updated by Gruber and McBaine to Adept as of September 13, 2008. This figure represents shares beneficially owned by (i) Gruber and McBaine Capital Management, LLC (“GMCM”), a registered investment advisor, (ii) Jon D. Gruber, (iii) J. Patterson McBaine, and (iv) Lagunitas Partners, and consists of 557,274 shares of Adept common stock and warrants to purchase 222,221 shares of common stock. GMCM beneficially owns 428,703 shares of Adept common stock and has shared voting power and shared dispositive power over 428,703 shares. Mr. Gruber has beneficial ownership of 490,201 shares of Adept common stock, sole voting power and sole dispositive power over 61,498 shares and warrants to purchase 22,222 shares. Mr. McBaine has beneficial ownership of 495,776 shares of Adept common stock, sole voting and sole dispositive power over 67,073 shares and warrants to purchase 22,222 shares. Lagunitas Partners beneficially owns 324,804 shares of Adept common stock, has shared voting power and shared dispositive power over 324,804 shares and warrants to purchase 133,333 shares. Mr. Gruber and Mr. McBaine are the managers, controlling persons and portfolio managers of GMCM. Lagunitas Partners is an investment limited partnership of which GMCM is the general partner.

(5)	Reflects indirect beneficial ownership as reported by Crosslink Capital Inc. to Adept as of September 11, 2008 as the investment adviser to investment funds that hold shares of Adept common stock directly for the benefit of the investors in those funds. The total amount shown in the table above includes shares beneficially owned by the following Crosslink affiliates as the general partner, manager or holder of Class B Units of investment funds to which Crosslink serves as investment adviser: (i) Crossover Fund IV Management, L.L.C., a Delaware limited liability company, which has beneficial ownership of 183,282 shares of Adept common stock and shared voting power and shared dispositive power over 183,282 shares; (ii) Crosslink Ventures IV Holdings, L.L.C., a Delaware limited liability company, which has beneficial ownership of 396,605 shares of common stock and shared voting power and shared dispositive power over 396,605 shares; (iii) Crosslink Verwaltungs GmbH, which has beneficial ownership of 12,545 shares of Adept common stock and shared voting power and shared dispositive power over 12,545 shares; and (iv) Michael J. Stark. As the control person of Crosslink, Mr. Stark has beneficial ownership and shared voting and dispositive power over all of such shares.
(6)	Reflects ownership as reported on Schedule 13G filed with the SEC on February 8, 2008 by the State of Wisconsin Investment Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Adept’s executive officers and directors, and persons who own more than ten percent of a registered class of Adept’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Adept with copies of all Section 16(a) forms they file. To Adept's knowledge, based solely on a review of the copies of such reports furnished to us or written representations received from certain reporting persons, during fiscal 2008, all Section 16(a) filing requirements applicable to our officers and directors were complied with on a timely basis, and we have not been informed of any untimely filing by a greater than ten percent stockholder.

EXECUTIVE COMPENSATION

Summary of Executive Compensation in Fiscal 2008

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the CEO and CFO, based on total compensation for their services with us in all capacities during the fiscal years ended June 30, 2008 and 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($) (5)	Stock Awards ($) (6)	Option Grants ($) (7) (8)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Robert H. Bucher—Executive Chairman; Former Chief Executive Officer (16)	2008	$340,000		$56,100	$372,569	$350,250	—		$14,969	(12)	$1,133,888
	2007	$340,000		—	—	$500,585	—		$14,969	(12)	$855,554
Lisa M. Cummins—Vice President Finance and Chief Financial Officer	2008	$188,616	(1)	$31,350	$145,478	$54,658	—		$13,251	(12)	$433,353
	2007	—		—	—	—	—		—		—
John D. Dulchinos—President and Chief Executive Officer (17)	2008	$235,000	(2)	$38,775	$171,150	$53,557	—		$46,966	(13)	$545,448
	2007	$196,370		—	—	$47,378	$97,377	(9)	$52,718	(14)	$393,843
Joachim Melis—Vice President, Worldwide Sales (18)	2008	$185,765	(3)	—	—	$30,453	$166,266	(10)	$15,670	(15)	$398,154
	2007	$156,688		—	—	$24,419	$110,319	(11)	$13,633	(15)	$305,059
Gordon Deans—Vice President of Business Development (19)	2008	$231,852	(4)	$38,256	$146,700	$41,465	—		$2,558	(12)	$460,831
	2007	$207,691		—	—	$49,492	—		$1,818	(12)	$259,001

Salary

(1)	Ms. Cummins’ annual base salary was set at $190,000 upon her appointment as CFO in July 2007 and increased to $220,000 in September 2008.
(2)	Mr. Dulchinos’ annual base salary was increased from $202,672 to $235,000 in June 2007 and increased to $285,000 in September 2008.
(3)	Mr. Melis’ annual base salary was increased from €120,000 to €130,000 (or approximately $195,000) in October 2007 and increased to €140,000 in September 2008.
(4)	Mr. Dean’s salary was increased to CAD $238,000 in September 2008.

Bonus Awards

(5)	Bonus amounts represent cash payments equal to 16.5% of annual base salary based on the achievement of revenues and operating income exceeding the maximum targets originally established under Adept’s Fiscal 2008 Executive and Senior Management Payment Plan, adopted in October 2007 and revised January 2008.

Stock Awards

(6)	Represents restricted stock awarded based on the achievement of revenue and operating income targets under Adept’s Fiscal 2008 Executive and Senior Management Payment Plan, adopted in October 2007 and revised January 2008. The amount of each award was determined based on targets established for each of our eligible NEOs.

Option Awards

(7)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). These amounts may reflect options granted in years prior to fiscal 2008. See Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended June 30, 2008 for more information about how we account for stock based compensation.
(8)	Reflects both time-based initial or annual options to purchase shares of Adept’s stock as granted under our 2001 Stock Option Plan, 2003 Stock Option Plan and 2005 Equity Incentive Plan.

Non-Equity Incentive Plan Compensation

(9)	Reflects quarterly commission payments made or accrued in fiscal 2007 for Mr. Dulchinos at a rate of 0.2% of total worldwide revenue, based on the achievement of individual sales performance targets under our Fiscal 2007 Executive and Key Employee Bonus Plan.
(10)	Reflects quarterly commission payment made or accrued in fiscal 2008 for Mr. Melis at an average annual rate of 0.27% of total worldwide revenue based on the achievement of individual sales performance targets under our 2008 Executive and Senior Management Payment Plan.
(11)	Reflects quarterly commission payments made or accrued in fiscal 2007 for Mr. Melis at a rate of 0.35% of total European revenue based on the achievement of individual sales performance targets under our Fiscal 2007 Executive and Key Employee Bonus Plan. Also reflects a discretionary bonus of $31,000 awarded to Mr. Melis in recognition of his performance in generating European sales in fiscal 2007.

All Other Compensation

(12)	Reflects health care, long-term disability and life insurance premiums paid by Adept on behalf of Mr. Bucher, Ms. Cummins and Mr. Deans.
(13)	Includes payments made by Adept on behalf of Mr. Dulchinos of $14,982 for health care, long-term disability and life insurance premiums and payments made directly to Mr. Dulchinos of $31,984 for housing allowance.
(14)	Includes payments made by Adept on behalf of Mr. Dulchinos of $14,982 for health care, long-term disability and life insurance premiums and payments made directly to Mr. Dulchinos of i) $33,267 for housing allowance, and ii) $4,469 for stock options cancelled and reissued by Adept at a higher exercise price in January 2007 to avoid the imposition of additional, unintended tax liabilities on our affected employees under Section 409A of the Internal Revenue Code and the regulations and Internal Revenue Service guidance promulgated thereunder.
(15)	Reflects payments made directly to Mr. Melis for an automobile allowance.

Changes in Management

(16)	Mr. Bucher served as our Chief Executive Officer during fiscal 2008. He resigned his position effective September 3, 2008 and has been appointed as Executive Chairman of our Board of Directors.
(17)	Mr. Dulchinos served as our President and Chief Operating Officer during fiscal 2008. He was appointed Chief Executive Officer effective September 3, 2008.

Exchange Rate

(18)	Mr. Melis is paid in local currency, which is the euro. In fiscal 2008, Mr. Melis was paid a salary of €126,300 and he received €10,655 in automobile allowance. In fiscal 2007, Mr. Melis was paid a salary of €120,000 and he received €10,441 in automobile allowance. Salary, automobile allowance and insurance premium amounts shown in dollars in the table above were derived using a daily average exchange rate for fiscal 2008 of US $1.47061 per euro and a daily average exchange rate for fiscal 2007 of US $1.30573 per euro. Commission and bonus amounts for both years were calculated in dollars and paid in euros.
(19)	Mr. Deans is paid in local currency, which is the Canadian dollar. In fiscal 2008, Mr. Deans was paid a salary of CAD $234,000 and a cash bonus of CAD $38,610, and insurance payments of CAD $2,582 were made on his behalf. In fiscal 2007, Mr. Deans was paid a salary of CAD $235,000 and insurance payments of CAD $2,057 were made on his behalf. Salary, bonus and insurance premium amounts shown in dollars in the table above were derived using a daily average exchange rate for fiscal 2008 of US $0.99082 per Canadian dollar and a daily average exchange rate for fiscal 2007 of US $0.88379 per Canadian dollar.

The following table sets forth certain information with respect to the grant of non-equity and equity incentive plan awards under our various equity and on-equity incentive plans.

GRANT OF PLAN-BASED AWARDS IN FISCAL 2008

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($) (5)	Target ($) (6)		Maximum ($) (7)	Threshold (#)	Target (#)	Maximum (#)
Robert H. Bucher—Executive Chairman; former Chief Executive Officer	01/22/2008	$54,400	$81,600		$108,800	—	—	—	—	—	—
	10/04/2007	—	—		—	—	32,000	45,714	—	—	—
	—	—	—		—	—	—		—	—	—

Lisa M. Cummins—Vice President of Finance and Chief Financial Officer	01/22/2008	$30,179	$45,268		$60,357	—	—	—	—	—	—
	10/04/2007	—	—		—	—	12,750	17,850	—	—	—
	10/04/2007	—	—		—	—	—	—	22,500	$5.74	$62,957

John D. Dulchinos—President and Chief Executive Officer	01/22/2008	$37,600	$56,400		$75,200	—	—	—	—	—	—
	10/04/2007	—	—		—	—	15,000	21,000	—	—	—
	10/04/2007	—	—		—	—	—	—	23,500	$5.74	$65,755

Joachim Melis—Vice President, Worldwide Sales	01/22/2008	$40,000	$107,000	(8)	—	—	—	—	—	—	—
	—	—	—		—	—	—	—	—	—	—
	10/04/2007	—	—		—	—	—	—	14,000	$5.74	$39,173

Gordon Dean—Vice President of Business Development (9)	01/22/2008	$37,096	$55,644		$74,193	—	—	—	—	—	—
	10/04/2007	—	—		—	—	12,000	18,000	—	—	—
	10/04/2007	—	—		—	—	—	—	7,500	$5.74	$20,986

(1)	Refers to potential cash payouts, including commissions, under our Fiscal 2008 Executive and Senior Management Payment Plan, as amended in January 2008. Potential sales commissions are based on sales revenue and range between 0.10% and 0.27% of Adept sales revenue. All other bonus amounts are based on the achievement of revenue and operating profit targets in excess of amounts for which restricted stock may be granted (see footnote 2 below). Such cash bonuses are payable only when a minimum threshold has been met and range between 16% and 32% of annual base salary. Cash bonus payments equal to 16.5% of individual NEO’s salaries were paid out to eligible NEOs for fiscal 2008 corporate performance.
(2)	Refers to the potential award of restricted stock options under our Fiscal 2008 Executive and Senior Management Payment Plan, as amended in January 2008. Potential awards consist of shares of restricted stock to be granted after completion of fiscal 2008 and issued under the Adept 2005 Equity Incentive Plan, to vest quarterly over a two-year period. Restricted stock awards for fiscal 2008 corporate performance were made to eligible NEOs in September 2008 and included: 45,715 shares to Mr. Bucher; 17,850 shares to Ms. Cummins, 21,000 shares to Mr. Dulchinos; and 18,000 shares to Mr. Deans.
(3)	During fiscal 2008, we granted options to our executives under our 2001 Stock Option Plan. All options have an exercise price that is the closing price of our common stock on NASDAQ on the date of grant and expire ten years from the grant date. Amounts in table represents annual time-based vesting stock option grant awarded in October 2007 to named officers other than Mr. Bucher who had been employed by Adept for six months or more.
(4)	The grant date fair value of the option awards is calculated using the Black-Scholes valuation model using the following assumptions: a dividend rate of zero, interest rate of approximately 4.05%, an expected option life of 3.38 years, and volatility of approximately 71%. The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). These amounts may reflect options granted in years prior to fiscal 2008. See Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended June 30, 2008 for more information about how we account for stock based compensation.
(5)	Represents threshold bonus amounts of 16% of annual base salary for each executive other than Mr. Melis, based on corporate performance related to annual revenue and operating income metrics established by the Compensation Committee.
(6)	Represents target bonus amounts of 24% of annual base salary for each executive other than Mr. Melis, based on corporate performance related to annual revenue and operating income metrics established by the Compensation Committee.
(7)	Represents maximum bonus amounts of 32% of annual base salary for each executive other than Mr. Melis, based on corporate performance related to annual revenue and operating income metrics established by the Compensation Committee.
(8)	Represents target commission amounts for Mr. Melis based on a commission rate of 0.20% of Adept’s target for total worldwide sales in fiscal 2008. Mr. Melis was paid a commission of $166,266 for fiscal 2008 based on an average rate of 0.27%.
(9)	Threshold, target and maximum cash bonus amounts for Mr. Deans were calculated in Canadian dollars, reflecting the local currency in which Mr. Deans is paid, and then converted to U.S. dollars using an average daily rate for fiscal 2008 of one Canadian dollar equal to US $0.99082.

The following table sets forth certain information with respect to the outstanding equity awards held by the named executive officers at the end of the fiscal year ended June 30, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Robert H. Bucher—Executive Chairman; Former Chief Executive Officer	120,000	0		—	$6.05	11/4/2013
	10,000	0			$6.15	5/4/2014
	77,916	32,084			$8.00	8/18/2015
	23,333	11,667			$8.00	4/27/2016
	32,500	27,500	(2)		$13.94	5/05/2016	(2)
	23,750	36,250			$8.067	11/17/2016

Lisa M. Cummins—Vice President of Finance and Chief Financial Officer	6,250	18,750		—	$7.14	6/08/2017
	3,750	18,750			$5.74	10/04/2017

John D. Dulchinos—President and Chief Executive Officer	1,120	0		—	$27.82	9/17/2008
	600	0			$35.16	2/11/2009
	2,200	0			$27.81	10/08/2009
	6,000	0			$37.50	2/01/2010
	2,000	0			$118.75	8/01/2010
	2,000	0			$42.00	6/15/2011
	2,000	0			$35.81	8/09/2011
	632	0			$16.55	10/22/2011
	2,528	0			$16.30	12/14/2011
	2,500	0			$13.95	5/03/2012
	1,625	0	(3)		$4.25	4/08/2013	(3)
	6,375	0			$1.50	4/08/2013
	9,375	625			$6.50	9/13/2014
	4,062	938			$5.50	3/09/2015
	1,291	709			$9.85	11/18/2015
	1,458	1,042			$10.80	2/09/2016
	1,302	1,198			$13.94	5/05/2006
	7,322	11,178			$8.067	11/17/2016
	3,916	19,584			$5.84	10/04/2017

Joachim Melis—Vice President, Worldwide Sales	219	0		—	$35.00	8/21/2008
	155	0			$27.82	9/17/2008
	323	0			$27.81	10/8/2009
	1,400	0			$81.88	5/11/2010
	150	0			$118.75	8/1/2010
	1,000	0			$42.00	6/15/2011
	520	0			$23.20	9/6/2011
	520	0			$13.95	5/3/2012
	500	0			$4.25	4/8/2013
	2,100	0			$1.50	4/8/2013
	7,500	500			$6.50	9/13/2014
	4,062	938			$5.50	3/9/2015
	1,614	886			$9.85	11/18/2015
	875	625			$10.80	2/9/2016
	1,041	959			$13.94	5/5/2016
	1,979	3,021			$8.067	11/17/2016
	2,333	11,667			$5.84	10/04/2008

Gordon Deans—Vice President of Business Development	9,375	625		—	$6.50	9/13/2014
	10,156	2,344			$5.50	3/09/2015
	968	532			$9.85	11/18/2015
	1,166	834			$10.80	2/09/2016
	1,302	1,198			$13.94	5/05/2016
	6,927	10,573			$8.067	11/17/2016
	1,250	6,250			$5.84	10/04/2017

(1)	Unless otherwise noted, options vest 1/48th per month over four years.
(2)	In May 2006, Mr. Bucher was granted a performance option to purchase up to 65,000 shares. The number of shares for which the option is exercisable was determined to be 60,000 by the Compensation Committee in October 2006. This option vests over four years, commencing with 6/48ths vesting six months from the original date of grant, then 1/48th per month for the remaining 42 months.
(3)	To avoid unintended and severe tax penalties to our affected employees that otherwise would have resulted from the IRS’s adoption of IRS Code Section 409A, Adept amended this stock option in January 2007, which was originally awarded at an exercise price of $1.50 per share in April 2003, to reflect an exercise price of $4.25 per share, and paid the difference in exercise price directly to the option holder.

The following table sets forth certain information with respect to options exercised by each named executive officer during the fiscal year ended June 30, 2008.

OPTION EXERCISES DURING FISCAL YEAR 2008

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)
Robert H. Bucher—Executive Chairman; Former Chief Executive Officer	None	—
Lisa M. Cummins—Vice President of Finance and Chief Financial Officer	None	—
John D. Dulchinos—President and Chief Executive Officer	None	—
Joachim Melis—Vice President, Worldwide Sales	None	—
Gordon Deans—Vice President of Business Development	None	—

Pension Benefits

We do not offer pension benefits and have, therefore, omitted the Pension Benefits table.

Termination / Change in Control Payments

We have entered into an employment offer letter with our former CEO, Robert H. Bucher, which contains provisions that may be activated upon a change in control of Adept. Below is a summary of the change in control terms included in Mr. Bucher’s employment offer letter. The employment agreement with Mr. Bucher provides that he can be terminated at will by either Adept or Mr. Bucher, at any time, with or without notice, and for any reason, with or without cause.

Employment Letter Agreements with Robert H. Bucher

Our 2003 employment letter agreement with Mr. Bucher provides that, in the event of a change in control of Adept as defined in the 2001 Stock Option Plan and set forth below, in which the surviving entity does not offer Mr. Bucher employment in a substantially identical capacity as Mr. Bucher’s employment with Adept or one of its subsidiaries immediately prior to the change of control with substantially similar compensation to the compensation being paid to Mr. Bucher at the time of such change in control, Mr. Bucher will be granted a lump sum payment of six months' base salary and accelerated vesting of 1/4th of the aggregate options granted to Mr. Bucher under his employment offer letter (which is equivalent to an additional 12 months of vesting). As of June 30, 2008, of all options of Mr. Bucher's initial grants of 130,000 options had already vested in accordance with their terms. Had Mr. Bucher left Adept due to a change of control as of June 30, 2008, the total amount payable to him would have been $170,000. This agreement was superceded by the September 2, 2008 agreement described below.

In connection with the appointment of Robert Bucher as our Executive Chairman and continued employment with Adept on September 2, 2008 in a non-CEO capacity, we entered into a letter agreement providing for “at will” employment with a salary at 50% of existing base salary (or $170,000) for the first six months followed by a salary of 25% of prior base salary (or $85,000) thereafter for an additional six months of salary. Mr. Bucher will not be participating in Adept's Fiscal 2009 Executive and Senior Management Payment Plan. Upon termination of his employment with Adept without cause and subject to execution of standard waiver and release documentation, restricted stock and options granted to Mr. Bucher for 2008 will be entitled to one additional year of accelerated vesting.

Employment Letter Agreement with John Dulchinos

In connection with the appointment of John Dulchinos as our Chief Executive Officer on September 2, 2008, we entered into a letter agreement with Mr. Dulchinos providing for “at will” employment with a base salary of $285,000, participation in our fiscal 2009 executive compensation plan and an option grant upon approval of the Board to purchase 100,000 shares of Adept common stock, vesting monthly over four years.

Change of Control Agreements with John Dulchinos and Lisa Cummins

In connection with our changes in management in September 2008, we are entering into change of control agreements with Mr. Dulchinos and Ms. Cummins, our Chief Financial Officer, that provide for the acceleration of options and restricted stock owned by Mr. Dulchinos and Ms. Cummins, respectively, if such executives were terminated without cause or terminated voluntarily for good reason after a change of control transaction, as defined below.

Change in Control Definitions

Our 2001 Stock Option Plan defines a “Change in Control” as (i) any merger or consolidation in which Adept shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of Adept’s Common Stock immediately prior to such transaction), (ii) the sale of all or substantially all of Adept’s assets to any other person or entity (other than a wholly-owned subsidiary), (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act), (iv) the dissolution or liquidation of Adept, (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of Adept before such election or their nominees cease to constitute a majority of the Board, or (vi) any other event specified by the Compensation Committee, regardless of whether at the time an Option is granted or thereafter.

Our 2001 Stock Option Plan, 2003 Stock Option Plan, 2005 Equity Incentive Plan and the related option grant agreements with our NEOs provide that, upon a change in control of Adept, the Compensation Committee may, but is not required to, accelerate the time or times at which any options may be exercised.

Each change of control agreement defines “Change of Control” as (i) any merger or consolidation in which the voting securities of Adept owned by the stockholders immediately prior to such merger or consolidation do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) of the voting securities of Adept immediately prior to such merger or consolidation, and (2) is a beneficial owner (or is part of a group of related persons that is a beneficial owner) of more than 20% of the voting securities of Adept immediately after such merger or consolidation (other than Special Situations Funds and its affiliates), shall be excluded from the list of stockholders of Adept immediately prior to such merger or consolidation for purposes of the preceding calculation, (ii) the sale of all or substantially all of Adept’s assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 of that Act), directly or indirectly, of securities of Adept representing more than forty percent (40%) of the total voting power represented by Adept’s then outstanding voting securities (other than

Special Situations Funds and its affiliates), (iv) the dissolution or liquidation of Adept, (v) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors, or (vi) any other event substantially similar in substance and result to an event set forth above as determined by the Compensation Committee.

Stock Award Acceleration upon Termination on Account of Death or Permanent Disability

Each of our option grant agreements with our NEOs provides that upon the date of an NEO's termination of employment as a result of the death or Total and Permanent Disability of the NEO, the entire option shall become fully exercisable and shall be exercisable for a period expiring on the earlier of six months following termination or the expiration of the option term. Additionally, each of our restricted stock award agreements with our NEOs provides that upon the date of a termination of an NEO’s employment as a result of the death or Total and Permanent Disablement of the NEO, all unvested shares shall vest as of such date of termination of the NEOs employment. Total and Permanent Disability has the meaning set forth in Section 22(e)(3) of the Internal Revenue Code.

If each of our NEOs died or terminated their employment as a result of a Total and Permanent Disability on June 30, 2008, they would each have realized the following amounts as a result of the acceleration of all of their outstanding options:

Name	Value of Accelerated Options as a result of Termination due to Death/Permanent Disability
Robert H. Bucher—Executive Chairman; Former Chief Executive Officer	$128,773
Lisa M. Cummins—Vice President of Finance and Chief Financial Officer	$120,000
John D. Dulchinos—President and Chief Executive Officer	$97,848
Joachim Melis—Vice President, Worldwide Sales	$54,540
Gordon Deans—Vice President of Business Development	$52,048

Restricted stock awards were made to all of our non-sales NEOs in September 2008, and are therefore not included in the table above.

Compensation Committee Interlocks and Insider Participation

In fiscal 2008, the Compensation Committee consisted of Messrs. Majteles, Martin and Mock, until Mr. Mock’s resignation in October 2007, at which time Mr. Kelly joined the committee. No member of the Compensation Committee is, or was during fiscal 2008, an officer or employee of Adept or any of its subsidiaries. No member of the Compensation Committee is, or was during fiscal 2008, an executive officer of another company whose board of directors has a comparable committee on which one of Adept's executive officers serves.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions

Arrangements with Investors in 2003 Financing

On November 18, 2003, Adept completed an equity financing, referred to as the 2003 Financing, by several investors, including affiliates of Jon D. Gruber and J. Patterson McBaine and affiliates of Austin W. Marxe and David M. Greenhouse as identified in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. Under the purchase agreement with the affiliates of Marxe and Greenhouse, referred to as the SSF Purchase Agreement, we sold an aggregate of 1,777,780 shares of common stock at a per share purchase price of $4.50 and issued warrants to purchase an aggregate of 888,890 of common stock at an initial per share price equal to $6.25. Under the purchase agreement with the affiliates of Gruber and McBaine, referred to as the Gruber Purchase Agreement, we sold an aggregate of 444,444 shares of common stock at a per share purchase price of $4.50 and issued warrants to purchase an aggregate of 222,222 of common stock at an initial per share price equal to $6.25, with substantially similar terms as the SSF Purchase Agreement.

Pursuant to the SSF Purchase Agreement (but not the Gruber Purchase Agreement), Adept agreed to the director designation rights of SSF discussed above. Adept also agreed to provide the investors with certain information rights, covenanted to take various actions, including registering the common stock and shares issuable upon conversion of the warrants issued in the 2003 Financing, and listing such shares and warrants shares, and refraining from materially reducing its insurance. Adept also granted rights to indemnification generally for an 18-month period for its representations, warranties and covenants in the purchase agreements.

The warrants issued in the 2003 Financing expire on November 18, 2008. The number of shares issuable upon exercise and the per share exercise price of the warrants is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to certain exceptions, the per share exercise price of the warrants is also subject to weighted average antidilution adjustment in the case of an issuance of common stock or securities exercisable for or convertible into common stock, at a per share price less than the per share exercise price of the warrants then in effect. The warrants are exercisable at any time prior to their expiration date by delivering the warrant certificates, together with a completed election to purchase and the full payment of the exercise price or by means of a “net exercise” feature under which Adept does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by Adept in lieu of payment of the exercise price. Under limited circumstances, where the closing price of Adept common stock is at least $12.50, subject to adjustment for stock splits and similar events, for 20 consecutive trading days during which a registration statement covering the warrant shares is effective for at least 15 days, Adept may call the cash exercise of the warrants. The call right is subject to a 30-day advance notice by Adept, which notice period shall be extended for a number of days equal to the number of days for which the registration statement covering the warrant shares is not effective.

Adept also entered into registration rights agreements with the investors in the 2003 Financing, under which we were required to register the resale of the common stock and warrant shares issued in the 2003 Financing. Adept's registration statement with respect to such common stock and warrant shares was declared effective by the SEC in 2004. Adept has certain rights to delay updating the registration statement or prospectus included in the registration statement during periods while we are in possession of material non-public information that would be required to be included in the prospectus. Failure to maintain the effectiveness and availability of the registration statement for the investors' use subjects Adept to liquidated damages of 1.5% of the aggregate amount invested by an investor for each 30-day period (but not any portion thereof). Adept also has certain customary obligations to indemnify the investors in the 2003 Financing for losses incurred by the investors in connection with any untrue statements of material fact or material omissions in the registration statement and for certain violations of securities and other similar laws.

Arrangements with Investors in 2006 Financing

On June 22, 2006, Adept completed a private placement of its common stock, referred to in this proxy statement as the 2006 Financing, to several affiliates of Crosslink identified in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. Under the purchase agreement with the investors, we issued and sold an aggregate of 731,251 shares of common stock at a per share purchase price of $13.6752. Pursuant to the purchase agreement, in addition to the agreement to sell its common stock, Adept agreed to certain director designation rights discussed above, to provide the investors with certain information rights and rights to inspect Adept’s books, records, and properties while the Crosslink investors together hold five percent or more of Adept’s outstanding stock, and covenanted to take various actions, including registering the common stock issued in the 2006 Financing, maintaining the listing of such shares on NASDAQ, maintaining Adept’s status as an SEC reporting company and corporate existence, and maintaining compliance with applicable laws. Adept also agreed to indemnify the Crosslink investors generally for a 12-month period after closing the 2006 Financing, for breaches of its representations, warranties and covenants in the purchase agreement.

Adept also entered into a registration rights agreement with the investors in the 2006 Financing requiring Adept to register the resale of the Adept common stock issued in the private placement. The SEC declared effective a registration statement with respect to the shares in July 2006. Adept must keep this registration statement effective for two years or until all of the shares issued in the 2006 Financing are sold in a public offering or can be sold without restriction under Rule 144(k). If the registration statement were not declared effective within the required period, Adept would be required to issue additional shares with a value equal to 1.5% of the purchase price paid in the 2006 Financing based upon the value of such common stock at the time as the obligation to issue the additional shares of common stock is triggered, and then an additional 1.5% of such original purchase price each month thereafter, subject to an aggregate limit, when added to the shares issued in the 2006 Financing, of 13% of Adept’s outstanding common stock on the date of the purchase agreement. Adept, however, does have the ability to suspend the registration statement for one or more periods of up to 20 consecutive days subject to a maximum of 45 days in any 12 months where the company determines in good faith, on advice of counsel, that such disclosure required by the registration statement would not be in the best interest of the company. In addition, Adept is also subject to other customary registration and indemnification obligations for the benefit of the selling stockholders for losses incurred by the investors in connection with any untrue statements of material fact or material omissions in the registration statement and for certain violations of securities and other similar laws.

During the first quarter of fiscal 2007, Adept announced the restatement of certain financial statements and amended its quarterly reports on Form 10-Q/A for each of the first three quarters of fiscal 2006. After this announcement, Adept was informed by Crosslink that Crosslink believed Adept made misrepresentations regarding its financial statements relating to periods after June 2005 in the purchase agreement for the 2006 Financing.

On May 13, 2007, Adept and the Crosslink investors in the 2006 Financing entered into a settlement agreement. Pursuant to the settlement agreement, Adept issued an aggregate of 225,000 shares of its common stock to the investors with registration rights substantially similar to those registration rights in the 2006 Financing. The Crosslink investors agreed to waive and release any claims against Adept, its officers, directors and other related parties arising from their purchase of Adept common stock pursuant to the purchase agreement, including without limitation, any claims for indemnification for breaches of representations or warranties thereunder as well as under any federal or state securities laws. Adept agreed to waive and release the investors from claims by Adept relating to the same matters. Additionally, the parties agreed to terminate the survival of Adept’s representations and warranties, and the indemnification obligations related thereto, in the purchase agreement effective on the date of the settlement agreement.

Other Matters

Adept knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Adjournment of the Annual Meeting

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the annual meeting, the proposal could not be approved unless the annual meeting was adjourned in order to permit further solicitation of proxies from holders of Adept common stock. Proxies that are being solicited by Adept’s Board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the annual meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the stockholders other than an announcement of the time and place at the annual meeting. A majority of the shares represented and voting at the annual meeting is required to approve the adjournment, regardless of whether there is a quorum present at the annual meeting.

A copy of Adept's Annual Report for fiscal 2008 can be accessed as instructed in the Notice of Internet Availability of Proxy Materials, on our website at www.adept.com or a paper copy of the Annual Report for fiscal 2008 can be requested as described in the Notice of Internet Availability of Proxy Materials or as described herein by all stockholders entitled to notice of and to vote at the annual meeting concurrently with this proxy statement. The Annual Report is not incorporated into this proxy statement and is not proxy soliciting material.

By Order of the Board of Directors

Lisa M. Cummins
Corporate Secretary

Dated: September 24, 2008

APPENDIX A

ADEPT TECHNOLOGY, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2008 Employee Stock Purchase Plan of Adept Technology, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean a committee of members of the Board appointed by the Board to administer the Plan.

(d) “Common Stock” shall mean the common stock of the Company, subject to adjustment as provided in Section 19 hereof.

(e) “Company” shall mean Adept Technology, Inc. and any Designated Subsidiary of the Company.

(f) “Compensation” shall mean all base straight time gross earnings, commissions, and payments for overtime.

(g) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(h) “Employee” shall mean any individual who is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than two (2) months in any calendar year. Individuals classified as independent contractors, consultants, or members of the Board or board of directors of a Designated Subsidiary are not considered “Employees” solely by virtue of such stations. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(i) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(j) “Exercise Date” shall mean the last Trading Day of each Purchase Period.

(k) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Market or The Nasdaq Capital Market, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(l) “Offering Period” shall mean, unless and until the Board or the Committee determines otherwise, commencing September 1, 2008, the period of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after March 1 and September 1 of each year and terminating on the last Trading Day in the period ending twenty-four (24) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(m) “Plan” shall mean this 2008 Employee Stock Purchase Plan.

(n) “Purchase Period” shall mean, unless and until the Board or the Committee determines otherwise, the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

(o) “Purchase Price” shall mean, unless and until the Board or the Committee determines otherwise, 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

(p) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(q) “Subsidiary” shall mean any corporation having a relationship with the Company described in Section 424(f) of the Code.

(r) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) Any Employee (as defined in Section 2(h)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 1 and September 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period (unless and until the Board or the Committee determines otherwise), provided, however, the aggregate of such payroll deductions under two or more employee stock purchase plans of the Company that are overlapping may not exceed fifteen percent (15%) of the participant's Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) by the participant at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 1,200 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19, and unless and until the Board or the Committee determines otherwise), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and the option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. The participant may elect to have excess monies rolled-over to the next purchase period. To effect such a request, an ESPP RollOver Election Form must be submitted to Payroll prior to the next payroll processing following the purchase date. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

(b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed:

(i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or

(ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion

(x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or

(y) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof.

The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10. Withdrawal.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment.

Upon a participant’s ceasing to be an Employee (as defined in Section 2(h) hereof), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 200,000 shares, plus (i) an annual increase to be added on the first day of the Company's fiscal year beginning in July 2008 equal to the lesser of (x) 50,000 shares or (y) 3% of the outstanding shares on the last day of the prior fiscal year or (z) a lesser amount determined by the Board; and (ii) any shares of Common Stock that were authorized for issuance under the Company’s 1998 Employee Stock Purchase Plan (the “Prior Plan”) that, as of September 1, 2008, remained available for issuance under the Prior Plan.

(b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration.

(a) The Plan shall be administered by the Board or the Committee. The Board or Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or Committee shall, to the full extent permitted by law, be final and binding upon all parties. No member of the Board or Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Board and Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

(b) The Board or Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board or Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Board or Committee may also adopt subplans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and shall be deemed to be outside the scope of Section 423 of the Code unless the terms of the sub-plan provide to the contrary. The rules of such subplans may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such subplan, the provisions of this Plan shall govern the operation of such subplan. The Board or Committee shall not be required to obtain the approval of stockholders prior to the adoption, amendment or termination of any subplan unless required by the laws of the foreign jurisdiction in which Eligible Employees participating in the subplan are located.

15. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, change the Purchase Price with respect to future Offering Periods, change the maximum level of payroll deductions that may be elected under the Plan, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(1) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(2) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(3) allocating shares pursuant to Section 8(b) above.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan is effective as of September 1, 2008. The Plan shall be submitted to the stockholders of the Company for approval within twelve (12) months after the date the Plan is adopted by the Board. The Plan is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval shall render the Plan and all outstanding options issued thereunder null and void and of no effect. stockholder The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

24. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

25. No Employment Rights. Nothing in the Plan shall confer upon any participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of any participant at any time for any reason.

ADEPT TECHNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
November 7, 2008

The stockholder(s) hereby appoint(s) John Dulchinos and Lisa M. Cummins, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Adept Technology, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Pacific Time on November 7, 2008, at the Hilton Pleasanton at The Club, Executive Boardroom, 7050 Johnson Drive, Pleasanton, California 94588, and any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY INTERNET - www.proxyvote.com
ADEPT TECHNOLOGY, INC. 3011 TRIAD DRIVE LIVERMORE, CA 94551

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	ADPTC1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ADEPT TECHNOLOGY, INC.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.
Vote on Directors					☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01)	Robert H. Bucher	04)	Michael P. Kelly
	02)	John Dulchinos	05)	Robert J. Majteles
	03)	A. Richard Juelis	06)	Herbert J. Martin

Vote on Proposals										For	Against	Abstain

2.	Approval of the adoption of the Adept Technology, Inc. 2008 Employee Stock Purchase Plan.									☐	☐	☐

3.	Ratification of the selection of Armanino McKenna LLP to serve as the independent auditors of the Company for its fiscal year ending June 30, 2009.									☐	☐	☐

4.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date